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                                                                    Exhibit 99.2

           Melita International Acquires smallwonder! Softworks, Inc. Acquisition Expands Melita's Presence in the Customer Management Market

NORCROSS, GA -- (June 15, 1999) - Melita International (NASDAQ: MELI), a leading provider of customer contact management solutions, today announced that it has acquired smallwonder! Softworks, Inc., a developer of NT-based, web-enabled computer telephony software for call centers.

Under the terms of the agreement, Melita International will obtain the rights to smallwonder!'s intellectual property relating to the business, including all software products and inventory relating to current operations. smallwonder! Softworks has installations in approximately 25 small-to-mid size call centers for customers conducting customer service, telesales, fund raising, marketing research, polling, and collections.

Aleksander Szlam, Melita chairman and chief executive officer, stated, "The acquisition of smallwonder! Softworks is an exciting moment in Melita's 15 year history. Their products provide us with the ability to address different markets than we have traditionally targeted. Just as important, it fits our international and distribution strategy as well. The synergy of our architectures further allows Melita to offer a common telephony platform across our product lines, making upgrades easy for all of our customers."

The acquisition will expand and complement Melita International's existing contact center management business, which currently includes the Melita Explorer family of outbound and blended contact management solutions. smallwonder! Softworks' flagship product is an integrated call center management system which includes intelligent predictive dialing, inbound call processing, call blending, unlimited scripting, transaction recording and playback, data management utilities and reports. The products will be sold, distributed, and supported by Melita International and its channel partners. The company's Leesburg, VA location will remain a development and support operation.

"Melita is the perfect fit for us from both a product and sales and marketing perspective," said Bruce Barker, president of smallwonder! Softworks. "We're excited about the immediate opportunity to provide our product solutions on a global basis through Melita channels and the integration plans for the two product lines moving forward. Becoming part of the Melita family means a great deal to everyone at smallwonder!." Barker will become a senior vice president of Melita, managing smallwonder!'s operations.

"We are particularly excited about how well the company's products and target markets fit into Melita's growth strategy," said John Lamb, senior vice president of corporate development. "For example, we market robust, feature-rich solutions that are unparalleled in their functionality and capabilities, yet mainly targeted at larger corporations that require highly integrated solutions. smallwonder!, on the other hand, offers a scaleable, fully functional solution geared toward the rapid deployment needs of small-to-medium size businesses. Our expanded offering will allow mid-sized call centers with both inbound and outbound requirements to conduct business with a single company, providing them with a migration path into a more fully integrated, robust enterprise solution down the road."

About Melita International

Melita International (NASDAQ: MELI) is the leading total-solution provider of integrated customer interaction and intelligent contact management applications that enable businesses to automate their contact center activities, enhance telephone and Internet-based customer commerce and provide a superior level of Customer Care. Consumers also benefit from Melita's intelligent contact blending capabilities because on-hold times can be dramatically reduced or eliminated. Melita's more than 600 customer sites in 30 countries on six continents include leading organizations in the financial services, retail, media, communications and service bureau industries. In 1999, Investors Business Daily recognized Melita as

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having one of the best earnings increases in the United States, and Forbes ASAP named Melita #38 in its "Dynamic 100" listing. In 1998, BusinessWeek ranked the company #26 in its prestigious annual "Hot Growth Companies" listing and Forbes Magazine listed Melita #40 in its list of "200 Best Small Companies." Melita International's Web address is http://www.melita.com.

Contact: Michelle Rowley
Melita International
Voice: 770-239-4484
Email: mrowley@melita.com
Website: www.melita.com

This press release contains forward-looking statements relating to product integration, functionality and benefits, revenue from operations, marketing strategies and product development processes. Such statements are made based on management's belief as well as assumptions made by, and information currently available to, management, pursuant to the 'safe-harbor' provisions of the Private Securities Litigation Reform Act of 1995. While these statements reflect our best current judgment, they are subject to risks and uncertainties that could cause a change in focus and direction. A discussion of certain risk factors that may cause actual results to differ from these forward-looking statements can be found in Melita's Form 10-K for the ended December 31, 1998, on file with the SEC.